POWER OF ATTORNEY

     The undersigned hereby appoints, authorizes and designates Melody Sullivan, an individual, signing alone as his true and lawful attorney-in-fact to:

     1. Prepare and sign any applicable Form 3, Initial Statement of Beneficial Ownership ("Form 3"), Form 4, Statement of Changes of Beneficial Ownership of Securities ("Form 4"), any applicable Form 5, Annual Statement of Beneficial Ownership of Securities ("Form 5"), and any amendment thereto, with respect to the undersigned's ownership of Gaming Partners International Corporation common stock;

     2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in connection with the filing of any Form 3, Form 4, Form 5 and any amendment thereto, if necessary, with the United States Securities and Exchange Commission; and

     3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned in connection with the filing of any Form 3, Form 4, Form 5 and any amendment thereto, if necessary it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation for and in the name, place and stead of the undersigned, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

     This power of attorney shall remain in full force and effect until the undersigned is no longer required to file any Form 3, Form 4, Form 5 or any amendment thereto, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned have caused this power of attorney to be executed as of this 22ND day of February 2006.


                                      /s/ Robert J. Kelly
                                      Robert J. Kelly
STATE OF MASSACHUSETTS   )
                         ) ss.
COUNTY OF BRISTOL        )


     On this 22nd day of February 2006, before me, the undersigned, a Notary Public in and for the County of Bristol, State of Massachusetts, duly commissioned and sworn, personally appeared Robert J. Kelly known/proved to me to be the person whose name is subscribed to the within instrument, and who acknowledge to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.


                                      /s/ Janice A. Farren
                                      NOTARY PUBLIC

JANICE A. FARREN
NOTARY PUBLIC
Commonwealth of Massachusetts
My Commission Expires 6/13/2008